SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: January 29, 2013

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 23, 2013, ICG Group, Inc. (“ICG”) announced that its consolidated subsidiary, Investor Force Holdings, Inc., entered into a merger agreement to be sold to MSCI Inc. for $23.5 million. On January 29, 2013, the sale was consummated. ICG’s portion of the sale proceeds consisted of approximately $20.7 million of cash, $2.1 million of which was placed in escrow to satisfy potential indemnity claims under the merger agreement. Subject to any such claims, the escrowed proceeds will be released to ICG on or around May 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: January 29, 2013	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary